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HIGHER EDUCATION ACT OF 1965
TITLE IV, PART B
SECTION 439
20 U.S.C. SECTION 1087-2
(AS AMENDED BY THE STUDENT LOAN MARKETING
ASSOCIATION REORGANIZATION ACT OF 1996 PUB. L. 104-208)

                       STUDENT LOAN MARKETING ASSOCIATION

SEC. 439

    (a)Purpose.The Congress hereby declares that it is the purpose of this section (1) to establish a private corporation which will be financed by private capital and which will serve as a secondary market and warehousing facility for student loans, including loans which are insured by the Secretary under this part or by a guaranty agency, and which will provide liquidity for student loan investments; (2) in order to facilitate secured transactions involving student loans, to provide for perfection of security interests in student loans either through the taking of possession or by notice filing; and
(3) to assure nationwide the establishment of adequate loan insurance programs for students, to provide for an additional program of loan insurance to be covered by agreements with the Secretary. (b)Establishment.

      (1) In General. There is hereby created a body corporate to be known as the Student Loan Marketing Association (hereinafter referred to as the "Association"). The Association shall have succession until dissolved. It shall maintain its principal office in the District of Columbia and shall be deemed, for purposes of venue and jurisdiction in civil actions, to be a resident and citizen thereof. Offices may be established by the Association in such other place or places as it may deem necessary or appropriate for the conduct of its business.

      (2) Exemption from State and Local Taxes. The Association, including its franchise, capital, reserves, surplus, mortgages, or other security holdings, and income shall be exempt from all taxation now or hereafter imposed by any State, territory, possession, Commonwealth, or dependency of United States, or by the District of Columbia, or by any county, municipality, or local taxing authority, except that any real property of the Association shall be subject to State, territorial, county, municipal, or local taxation to the same extent according to its value as other real property is taxed.

      (3) Appropriations Authorized for Establishment. There is hereby authorized to be appropriated to the Secretary $5,000,000 for making advances for the purpose of helping to establish the Association. Such advances shall be repaid within such period as the Secretary may deem to be appropriate in light of the maturity and solvency of the Association. Such advances shall bear interest at a rate not less than (A) a rate determined by the Secretary of the Treasury taking into consideration the current average market yield on outstanding marketable obligations of the United States with remaining period to maturity comparable to the maturity of such advances, adjusted to the nearest one-eighth of 1 percent, plus (B) an allowance adequate in the judgment of the Secretary to cover administrative costs and probable losses. Repayments of such advances shall be deposited into miscellaneous receipts of the Treasury. (c)Board Of Directors.

      (1) Composition Of Board; Chairman.

            (A) The Association shall have a Board of Directors which shall consist of 21 persons, 7 of whom shall be appointed by the President and shall be representative of the general public. The remaining 14 directors shall be elected by the common stockholders of the Association entitled to vote pursuant to subsection (f). Commencing with the annual shareholders meeting to be held in 1993

               (i) 7 of the elected directors shall be affiliated with an eligible institution; and

               (ii) 7 of the elected directors shall be affiliated with an eligible lender.

            (B) The President shall designate 1 of the directors to serve as Chairman.
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      (2) Terms Of Appointed And Elected Members. The directors appointed by the
    President shall serve at the pleasure of the President and until their successors have been appointed and have qualified. The remaining directors shall each be elected for a term ending on the date of the next annual meeting of the common stockholders of the Association, and shall serve until their successors have been elected and have qualified. Any appointive seat on the Board which becomes vacant shall be filled by appointment of the President. Any elective seat on the Board which becomes vacant after the annual election of the directors shall be filled by the Board, but only for the unexpired portion of the term.

      (3) Affiliated Members. For the purpose of this subsection, the references to a director "affiliated with the eligible institution" or a director "affiliated with an eligible lender" means an individual who is, or within 5 years of election to the Board has been, an employee, officer, director, or similar official of

            (A) an eligible institution or an eligible lender;

            (B) an association whose members consist primarily of eligible institutions or eligible lenders; or

            (C) a State agency, authority, instrumentality, commission, or similar institution, the primary purpose of which relates to educational matters or banking matters.

      (4) Meetings and Functions of the Board. The Board of Directors shall meet at the call of its Chairman, but at least semiannually. The Board shall determine the general policies which shall govern the operations of the Association. The Chairman of the Board shall, with the approval of the Board, select, appoint, and compensate qualified persons to fill the offices as may be provided for in the bylaws, with such functions, powers, and duties as may be prescribed by the bylaws or by the Board of Directors, and such persons shall be the officers of the Association and shall discharge all such functions, powers, and duties. (d)Authority Of Association.

      (1) In General. The Association is authorized, subject to the provisions of this section

            (A) pursuant to commitments or otherwise to make advances on the security of, purchase, or repurchase, service, sell or resell, offer participations, or pooled interests or otherwise deal in, at prices and on terms and conditions determined by the Association, student loans which are insured by the Secretary under this part or by a guaranty agency;

            (B) to buy, sell, hold, underwrite, and otherwise deal in obligations, if such obligations are issued, for the purpose of making or purchasing insured loans, by a guaranty agency or by an eligible lender in a State described in section 435(d)(1)(D) or (F);

            (C) to buy, sell, hold, insure, underwrite, and otherwise deal in obligations issued for the purpose of financing or refinancing the construction, reconstruction, renovation, improvement, or purchase at institutions of higher education of any of the following facilities (including the underlying property) and materials (including related equipment, instrumentation and furnishings) at an eligible institution of higher education:

                     (i) educational and training facilities;

                     (ii) housing for students and faculties, facilities
                 generally open for promoting fitness and health for students, faculty and staff or for physical education courses, dining halls, and student unions; and

                     (iii) library facilities, including the acquisition of
                 library materials at institutions of higher education; except that not more than 30 percent of the value of transactions entered into under this subparagraph shall involve transactions of the types described in clause (ii);
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            (D) to undertake a program of loan insurance pursuant to agreements with the Secretary under section 428, and except with respect to loans under subsection (o) of this section or under section 428C, the Secretary may enter into an agreement with the Association for such purpose only if the Secretary determines that (i) eligible borrowers are seeking and unable to obtain loans under this part, and (ii) no guaranty agency is capable of or willing to provide a program of loan insurance for such borrowers; and

            (E) to undertake any other activity which the Board of Directors of the Association determines to be in furtherance of the programs of insured student loans authorized under this part or will otherwise support the credit needs of students, except that

                     (i) in carrying out all such activities the purpose shall
                 always be to provide secondary market and other support for lending programs offered by other organizations and not to replace or compete with such other programs;

                     (ii) nothing in this subparagraph (E) shall be deemed to
                 authorize the Association to acquire, own, operate, or control any bank, savings and loan association, savings bank or credit union; and

                     (iii) not later than 30 days prior to the initial
                 implementation of a program undertaken pursuant to this subparagraph (E), the Association shall advise the Chairman and the Ranking Member on the Committee on Labor and Human Resources of the Senate and the Chairman and the Ranking Member of the Committee on Education and Labor of the House of Representatives in writing of its plans to offer such program and shall provide information relating to the general terms and conditions of such program.

    The Association is further authorized to undertake any activity with regard to student loans which are not insured or guaranteed as provided for in this subsection as it may undertake with regard to insured or guaranteed student loans. Any warehousing advance made on the security of such loans shall be subject to the provisions of paragraph (3) of this subsection to the same extent as a warehousing advance made on the security of insured loans.

      (2) Warehousing Advances. Any warehousing advance made under paragraph
    (1)(A) of this subsection shall be made on the security of (A) insured loans, (B) marketable obligations and securities issued, guaranteed, or insured by, the United States, or for which the full faith and credit of the United States is pledged for the repayment of principal and interest thereof, or (C) marketable obligations issued, guaranteed, or insured by any agency, instrumentality, or corporation of the United States for which the credit of such agency, instrumentality, or corporation is pledged for the repayment of principal and interest thereof, in an amount equal to the amount of such advance. The proceeds of any such advance secured by insured loans shall either be invested in additional insured loans or the lender shall provide assurances to the Association that during the period of the borrowing it will maintain a level of insured loans in its portfolio not less than the aggregate outstanding balance of such loans held at the time of the borrowing. The proceeds from any such advance secured by collateral described in clauses (B) and (C) shall be invested in additional insured student loans.

      (3) Perfection of Security Interests in Student Loans. Notwithstanding the provisions of any State law to the contrary, including the Uniform Commercial Code as in effect in any State, a security interest in insured student loans created on behalf of the Association or any eligible lender as defined in section 435(a) may be perfected either through the taking of possession of such loans or by the filing of notice of such security interest in such loans in the manner provided by such State law for perfection of security interests in accounts.

      (4) Forms of Securities. Securities issued pursuant to the offering of participations or pooled interests under paragraph (1) of this subsection may be in the form of debt obligations, or trust certificates of beneficial ownership, or both. Student loans set aside pursuant to the offering of participations or pooled interests shall at all times be adequate to ensure the timely principal and interest payments on such securities.

      (5) Restrictions on Facilities and Housing Activities. Not less than 75 percent of the aggregate dollar amount of obligations bought, sold, held, insured, underwritten, and otherwise supported in accordance with the authority
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    contained in paragraph (1)(C) shall be obligations which are listed by a nationally recognized statistical rating organization at a rating below the second highest rating of such organization. (e)Advances To Lenders That Do Not Discriminate.The Association, pursuant to such criteria as the Board of Directors may prescribe, shall make advances on security or purchase student loans pursuant to subsection (d) only after the Association is assured that the lender (1) does not discriminate by pattern or practice against any particular class or category of students by requiring that, as a condition to the receipt of a loan, the student or his family maintain a business relationship with the lender, except that this clause shall not apply in the case of a loan made by a credit union, savings and loan association, mutual savings bank, institution of higher education, or any other lender with less than $75,000,000 in deposits, and (2) does not discriminate on the basis of race, sex, color, creed, or national origin.
    (f)Stock Of The Association.

      (1) Voting Common Stock. The Association shall have voting common stock having such par value as may be fixed by its Board of Directors from time to time. Each share of voting common stock shall be entitled to one vote with rights of cumulative voting at all elections of directors.

      (2) Number of Shares; Transferability. The maximum number of shares of voting common stock that the Association may issue and have outstanding at any one time shall be fixed by the Board of Directors from time to time. Any voting common stock issued shall be fully transferable, except that, as to the Association, it shall be transferred only on the books of the Association.

      (3) Dividends. To the extent that net income is earned and realized, subject to subsection (g)(2), dividends may be declared on voting common stock by the Board of Directors. Such dividends as may be declared by the Board of Directors shall be paid to the holders of outstanding shares of voting common stock, except that no such dividends shall be payable with respect to any share which has been called for redemption past the effective date of such call.

      (4) Single Class of Voting Common Stock. As of the effective date of the Higher Education Amendments of 1992, all of the previously authorized shares of voting common stock and nonvoting common stock of the Association shall be converted to shares of a single class of voting common stock on a share-for-share basis, without any further action on the part of the Association or any holder. Each outstanding certificate for voting or nonvoting common stock shall evidence ownership of the same number of shares of voting stock into which it is converted. All preexisting rights and obligations with respect to any class of common stock of the Association shall be deemed to be rights and obligations with respect to such converted shares. (g)Preferred Stock.

      (1) Authority of Board. The Association is authorized to issue nonvoting preferred stock having such par value as may be fixed by its Board of Directors from time to time. Any preferred share issued shall be freely transferable, except that, as to the Association, it shall be transferred only on the books of the Association.

      (2) Rights of Preferred Stock. The holders of the preferred shares shall be entitled to such rate of cumulative dividends and such shares shall be subject to such redemption or other conversion provisions as may be provided for at the time of issuance. No dividends shall be payable on any share of common stock at any time when any dividend is due on any share of preferred stock and has not been paid.

      (3) Preference on Termination of Business. In the event of any liquidation, dissolution, or winding up of the Association's business, the holders of the preferred shares shall be paid in full at par value thereof, plus all accrued dividends, before the holders of the common shares receive any payments. (h)Debt Obligations.

      (1) Approval by Secretaries of Education and the Treasury. The Association is authorized with the approval of the Secretary of Education and the Secretary of the Treasury to issue and have outstanding obligations having such maturities and bearing such rate or rates of interest as may be determined by the Association. The authority of the Secretary of Education to approve the issuance of such obligations is limited to obligations issued by the Association and guaranteed by the Secretary pursuant to paragraph (2) of this subsection. Such obligations may be redeemable at the option of the Association before maturity in such manner as may be stipulated therein. The Secretary of the Treasury may not direct as a condition of his approval that any such issuance of obligations by the Association be made or sold to the Federal Financing Bank. To the extent that the average outstanding amount of
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    the obligations owned by the Association pursuant to the authority contained in subsection (d)(1)(B) and (C) of this section and as to which the income is exempt from taxation under the Internal Revenue Code of 1986 does not exceed the average stockholders' equity of the Association, the interest on obligations issued under this paragraph shall not be deemed to be interest on indebtedness incurred or continued to purchase or carry obligations for the purpose of section 265 of the Internal Revenue Code of 1986.

      (2) Guarantee of Debt. The Secretary is authorized, prior to October 1, 1984, to guarantee payment when due of principal and interest on obligations issued by the Association in an aggregate amount determined by the Secretary in consultation with the Secretary of the Treasury. Nothing in this section shall be construed so as to authorize the Secretary of Education or the Secretary of the Treasury to limit, control, or constrain programs of the Association or support of the Guaranteed Student Loan Program by the Association.

      (3) Borrowing Authority to Meet Guarantee Obligations. To enable the Secretary to discharge his responsibilities under guarantees issued by him, he is authorized to issue to the Secretary of the Treasury notes or other obligations in such forms and denominations, bearing such maturities, and subject to such terms and conditions, as may be prescribed by the Secretary with the approval of the Secretary of the Treasury. Such notes or other obligations shall bear interest at a rate determined by the Secretary of the Treasury, taking into consideration the current average market yield on outstanding marketable obligations of the United States of comparable maturities during the months preceding the issuance of the notes or other obligations. The Secretary of the Treasury is authorized and directed to purchase any notes and other obligations issued hereunder and for that purpose he is authorized to use as a public debt transaction the proceeds from the sale of any securities issued under the Second Liberty Bond Act, as amended, and the purposes for which securities may be issued under that Act, as amended, are extended to include any purchase of such notes and obligations. The Secretary of the Treasury may at any time sell any of the notes or other obligations acquired by him under this subsection. All redemptions, purchases, and sales by the Secretary of the Treasury of such notes or other obligations shall be treated as public debt transactions of the United States. There is authorized to be appropriated to the Secretary such sums as may be necessary to pay the principal and interest on the notes or obligations issued by him to the Secretary of the Treasury.

      (4) Action On Request For Guarantees. Upon receipt of a request from the Association under this subsection requiring approvals by the Secretary of Education or the Secretary of the Treasury, the Secretary of Education or the Secretary of the Treasury shall act promptly either to grant approval or to advise the Association of the reasons for withholding approval. In no case shall such an approval be withheld for a period longer than 60 days unless, prior to the end of such period, the Secretary of Education and the Secretary of the Treasury submit to the Congress a detailed explanation of reasons for doing so.

      (5) Authority of Treasury to Purchase Debt. The Secretary of the Treasury is authorized to purchase any obligations issued by the Association pursuant to this subsection as now or hereafter in force, and for such purpose the Secretary of the Treasury is authorized to use as a public debt transaction the proceeds of the sale of any securities hereafter issued under the Second Liberty Bond Act, as now or hereafter in force, and the purposes for which securities may be issued under the Second Liberty Bond Act, as now or hereafter in force are extended to include such purchases. The Secretary of the Treasury shall not at any time purchase any obligations under this subsection if such purchase would increase the aggregate principal amount of his then outstanding holdings of such obligations under this subsection to an amount greater than $1,000,000,000. Each purchase of obligations by the Secretary of the Treasury under this subsection shall be upon such terms and conditions as to yield a return at a rate determined by the Secretary of the Treasury, taking into consideration the current average rate on outstanding marketable obligations of the United States of comparable maturities as of the last day of the month preceding the making of such purchase. The Secretary of the Treasury may, at any time, sell, upon such terms and conditions and at such price or prices as he shall determine, any of the obligations acquired by him under this subsection. All redemptions, purchases, and sales by the Secretary of the Treasury of such obligations under this subsection shall be treated as public debt transactions of the United States.

      (6) Sale of Debt to Federal Financing Bank. Notwithstanding any other provision of law the Association is authorized to sell or issue obligations on the security of student loans, the payment of interest or principal of which has at any time been guaranteed under section 428 or 429 of this part, to the Federal Financing Bank.
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      (7) Offset Fee.

            (A) The Association shall pay to the Secretary, on a monthly basis, an offset fee calculated on an annual basis in an amount equal to 0.30 percent of the principal amount of each loan made, insured, or guaranteed under this part that the Association holds (except for loans made pursuant to sections 428C, 439(o), or 439(q)) and that was acquired on or after the date of enactment of this paragraph.

            (B) If the Secretary determines that the Association has substantially failed to comply with subsection (q), subparagraph (A) shall be applied by substituting "1.0 percent" for ".30 percent".

            (C) The Secretary shall deposit all fees collected pursuant to this paragraph into the insurance fund established in section 431.
        (i)General Corporate Powers.The Association shall have power

      (1) to sue and be sued, complain and defend, in its corporate name and through its own counsel;

      (2) to adopt, alter, and use the corporate seal, which shall be judicially noticed;

      (3) to adopt, amend, and repeal by its Board of Directors, bylaws, rules, and regulations as may be necessary for the conduct of its business;

      (4) to conduct its business, carry on its operations, and have officers and exercise the power granted by this section in any State without regard to any qualification or similar statute in any State;

      (5) to lease, purchase, or otherwise acquire, own, hold, improve, use, or otherwise deal in and with any property, real, personal, or mixed, or any interest therein, wherever situated;

      (6) to accept gifts or donations of services, or of property, real, personal, or mixed, tangible or intangible, in aid of any of the purposes of the Association;

      (7) to sell, convey, mortgage, pledge, lease, exchange, and otherwise dispose of its property and assets;

      (8) to appoint such officers, attorneys, employees, and agents as may be required, to determine their qualifications, to define their duties, to fix their salaries, require bonds for them, and fix the penalty thereof; and

      (9) to enter into contracts, to execute instruments, to incur liabilities, and to do all things as are necessary or incidental to the proper management of its affairs and the proper conduct of its business.
    (j)Accounting, Auditing, And Reporting.The accounts of the Association shall be audited annually. Such audits shall be conducted in accordance with generally accepted auditing standards by independent certified public accountants or by independent licensed public accountants, licensed on or before December 31, 1970, who are certified or licensed by a regulatory authority of a State or other political subdivision of the United States, except that independent public accountants licensed to practice by such regulatory authority after December 31, 1970, and persons who, although not so certified or licensed, meet, in the opinion of the Secretary, standards of education and experience representative of the highest standards prescribed by the licensing authorities of the several States which provide for the continuing licensing of public accounts and which are prescribed by the Secretary in appropriate regulations may perform such audits until December 31, 1975. A report of each such audit shall be furnished to the Secretary of the Treasury. The audit shall be conducted at the place or places where the accounts are normally kept. The representatives of the Secretary shall have access to all books, accounts, financial records, reports, files, and all other papers, things, or property belonging to or in use by the Association and necessary to facilitate the audit, and they shall be afforded full facilities for verifying transactions with the balances or securities held by depositories, fiscal agents, and custodians.
    (k)Report On Audits By Treasury.A report of each such audit for a fiscal year shall be made by the Secretary of the Treasury to the President and to the Congress not later than 6 months following the close of such fiscal year. The report shall set forth the scope of the audit and shall include a statement (showing intercorporate relations) of assets and liabilities, capital and surplus or deficit; a statement of surplus or deficit
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    analysis; a statement of income and expense; a statement of sources and application of funds; and such comments and information as may be deemed necessary to keep the President and the Congress informed of the operations and financial condition of the Association, together with such recommendations with respect thereto as the Secretary may deem advisable, including a report of any impairment of capital or lack of sufficient capital noted in the audit. A copy of each report shall be furnished to the Secretary, and to the Association. (l)Lawful Investment Instruments; Effect Of And Exemptions From Other Laws.All obligations issued by the Association including those made under subsection (d)(4) shall be lawful investments, and may be accepted as security for all fiduciary, trust, and public funds, the investment or deposit of which shall be under authority or control of the United States or of any officer or officers thereof. All stock and obligations issued by the Association pursuant to this section shall be deemed to be exempt securities within the meaning of laws administered by the Securities and Exchange Commission, to the same extent as securities which are direct obligations of, or obligations guaranteed as to principal or interest by, the United States. The Association shall, for the purposes of section 14(b)(2) of the Federal Reserve Act, be deemed to be an agency of the United States. The obligations of the association shall be deemed to be obligations of the United States for the purpose of section 3124 of title 31, United States Code. For the purpose of the distribution of its property pursuant to section 726 of title 11, United States Code, the Association shall be deemed a person within the meaning of such title. The priority established in favor of the United States by section 3713 of title 31, United States Code, shall not establish a priority over the indebtedness of the Association issued or incurred on before September 30, 1992. The Federal Reserve Banks are authorized to act as depositories, custodians, or fiscal agents, or a combination thereof, for the Association in the general performance of its powers under this section. (m)Preparation Of Obligations.In order to furnish obligations for delivery by the Association, the Secretary of the Treasury is authorized to prepare such obligations in such form as the Board of Directors may approve, such obligations when prepared to be held in the Treasury subject to delivery upon order by the Association. The engraved plates, dies, bed pieces, and so forth, executed in connection therewith shall remain in the custody of the Secretary of the Treasury. The Association shall reimburse the Secretary of the Treasury for any expenditures made in the preparation, custody, and delivery of such obligations. The Secretary of the Treasury is authorized to promulgate regulations on behalf of the Association so that the Association may utilize the book-entry system of the Federal Reserve Banks. (n)Report On Operations And Activities.The Association shall, as soon as practicable after the end of each fiscal year, transmit to the President and the Congress a report of the Association's operations and activities, including a report with respect to all facilities transactions, during each year. (o)Loan Consolidations.

      (1) In General. The Association or its designated agent may, upon request of a borrower, consolidate loans received under this title in accordance with section 428C.

      (2) Use of Existing Agencies as Agent. The Association in making loans pursuant to this subsection in any State served by a guaranty agency or an eligible lender in a State described in section 435(d)(1) (D) or (F) may designate as its agent such agency or lender to perform such functions as the Association determines appropriate. Any agreements made pursuant to this subparagraph shall be on such terms and conditions as agreed upon by the Association and such agency or lender.
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               (p)Advances For Direct Loans By Guaranty Agencies.

      (1) In General. The Association shall make advances in each fiscal year from amounts available to it to each guaranty agency and eligible lender described in subsection 428(h)(1) which has an agreement with the Association which sets forth that advances are necessary to enable such agency or lender to make student loans in accordance with section 428(h) and that such advances will be repaid to the Association in accordance with such terms and conditions as may be set forth in the agreement and agreed to by the Association and such agency or lender. Advances made under this subsection shall not be subject to subsection (d)(2) of this section.

      (2) Limitation. No advance may be made under this subsection unless the guaranty agency or lender makes an application to the Association, which shall be accompanied by such information as the Association determines to be reasonably necessary. (q)Lender Of Last Resort.

      (1) Action at Request of Secretary.

            (A) Whenever the Secretary determines that eligible borrowers are seeking and are unable to obtain loans under this part, the Association or its designated agent shall, not later than 90 days after the date of enactment of the Student Loan Reform Act of 1993, begin making loans to such eligible borrowers in accordance with this subsection at the request of the Secretary. The Secretary may request that the Association make loans to borrowers within a geographic area or for the benefit of students attending institutions of higher education that certify, in accordance with standards established by the Secretary, that their students are seeking and unable to obtain loans.

            (B) Loans made pursuant to this subsection shall be insurable by the Secretary under section 429 with a certificate of comprehensive insurance coverage provided for under section 429(b)(1) or by a guaranty agency under paragraph (2)(A) of this subsection.

    (2) Issuance and Coverage of Loans.

            (A) Whenever the Secretary, after consultation with, and with agreement of, representatives of the guaranty agency in a State, or an eligible lender in a State described in section 435(d)(1)(D), determines that a substantial portion of eligible borrowers in such State or within an area of such State are seeking and are unable to obtain loans under this part, the Association or its designated agent shall begin making such loans to borrowers in such State or within an area of such State in accordance with this subsection at the request of the Secretary.

            (B) Loans made pursuant to this subsection shall be insurable by the agency identified in subparagraph (A) having an agreement pursuant to section 428(b). For loans insured by such agency, the agency shall provide the Association with a certificate of comprehensive insurance coverage, if the Association and the agency have mutually agreed upon a means to determine that the agency has not already guaranteed a loan under this part to a student which would cause a subsequent loan made by the Association to be in violation of any provision under this part.

      (3) Termination of Lending. The Association or its designated agent shall cease making loans under this subsection at such time as the Secretary determines that the conditions which caused the implementation of this subsection have ceased to exist.

               (r)Safety And Soundness Of Association.

      (1) Reports by the Association. The Association shall promptly furnish to the Secretary of Education and Secretary of the Treasury copies of all

            (A) periodic financial reports publicly distributed by the Association;

            (B) reports concerning the Association that are received by the Association and prepared by nationally recognized statistical rating organizations; and

            (C)(i) financial statements of the Association within 45 days of the end of each fiscal quarter; and

                     (ii) reports setting forth the calculation of the capital
                 ratio of the Association, within 45 days of the end of each fiscal quarter.

      (2) Audit by Secretary of the Treasury

            (A) The Secretary of the Treasury may

                     (i) appoint auditors or examiners to conduct audits of the
                 Association from time to time to determine the condition of the Association for the purpose of assessing the Association's financial safety and soundness and to determine whether the requirements of this section and section 440 are being met; and

                     (ii) obtain the services of such experts as the Secretary
                 of the Treasury determines necessary and appropriate, as authorized by section 3109 of title 5, United States Code, to assist in determining the condition of the Association for the purpose of assessing the Association's financial safety and soundness, and to determine whether the requirements of this section and section 440 are being met.

            (B) Each auditor appointed under this paragraph shall conduct an audit of the Association to the extent requested by the Secretary of the Treasury and shall prepare and submit a report to the Secretary of the Treasury concerning the results of such audit. A copy of such report shall be furnished to the association and the Secretary of Education on the date on which it is delivered to the Secretary of the Treasury.

            (C) The Association shall provide full and prompt access to the Secretary of the Treasury to its books and records and other information requested by the Secretary of the Treasury.

            (D) Annual Assessment.

                     (i) In General. For each fiscal year beginning on or after
                 October 1, 1996, the Secretary of the Treasury may establish and collect from the Association an assessment (or assessments) in amounts sufficient to provide for reasonable costs and expenses of carrying out the duties of the Secretary of the Treasury under this section and section 440 during such fiscal year. In no event may the total amount so assessed exceed, for any fiscal year, $800,000 adjusted for each fiscal year ending after September 30, 1997 by the ratio of the Consumer Price Index for All Urban Consumers (issued by the Bureau of Labor Statistics) for the final month of the fiscal year preceding the fiscal year for which the assessment is made to the Consumer Price Index for All Urban Consumers for September 1997.

                     (ii) Deposit. Amounts collected from assessments under
                 this subparagraph shall be deposited in an account within the Treasury of the United States as designated by the Secretary of the Treasury for that purpose. The Secretary of the Treasury is authorized and directed to pay out of any funds available in such account the reasonable costs and expenses of carrying out the duties of the

                 Secretary of the Treasury under this section and section 440. None of the funds deposited into such account shall be available for any purpose other than making payments for such costs and expenses.

            (E) Obligation to Obtain, Maintain, and Report Information.

                     (i) In General. The Association shall obtain such
                 information and make and keep such records as the Secretary of the Treasury may from time to time prescribe concerning

                             (I) the financial risk to the Association
                         resulting from the activities of any associated person, to the extent such activities are reasonably likely to have a material impact on the financial condition of the Association, including the Association's capital ratio, the Association's liquidity, or the Association's ability to conduct and finance the Association's operations; and

                             (II) the Association's policies, procedures, and
                         systems for monitoring and controlling any such financial risk.

                     (ii) Summary Reports. The Secretary of the Treasury may
                 require summary reports of such information to be filed no more frequently than quarterly. If, as a result of adverse market conditions or based on reports provided pursuant to this subparagraph or other available information, the Secretary of the Treasury has concerns regarding the financial or operational condition of the Association, the Secretary of the Treasury may, notwithstanding the preceding sentence and clause (i), require the Association to make reports concerning the activities of any associated person, whose business activities are reasonably likely to have a material impact on the financial or operational condition of the Association.

                     (iii) Definition. For purposes of this subparagraph, the
                 term "associated person" means any person, other than a natural person, directly or indirectly controlling, controlled by, or under common control with the Association.

      (3) Monitoring of Safety and Soundness. The Secretary of the Treasury shall conduct such studies as may be necessary to monitor the financial safety and soundness of the Association. In the event that the Secretary of the Treasury determines that the financial safety and soundness of the Association is at risk, the Secretary of the Treasury shall inform the Chairman and ranking minority member of the Committee on Labor and Human Resources of the Senate, the Chairman and ranking minority member of the Committee on Education and Labor of the House of Representatives, and the Secretary of Education of such determination and identify any corrective actions that should be taken to ensure the safety and soundness of the Association.

      (4) Capital Standard. If the capital ratio is less than 2 percent and is greater than or equal to 1.75 percent at the end of the Association's most recent calendar quarter the Association shall, within 60 days of such occurrence, submit to the Secretary of the Treasury a capital restoration plan, in reasonable detail, that the Association believes is adequate to cause the capital ratio to equal or exceed 2 percent within 36 months.

      (5) Capital Restoration Plan.

            (A) Submission, Approval, And Implementation. The Secretary of the Treasury and the Association shall consult with respect to any capital restoration plan submitted pursuant to paragraph (4) and the Secretary of the Treasury shall approve such plan (or a modification thereof accepted by the Association) or disapprove such plan within 30 days after such plan is first submitted to the Secretary of the Treasury by the Association, unless the Association and Secretary of the Treasury mutually agree to a longer consideration period. If the Secretary of the Treasury approves a capital restoration plan (including a modification of a plan accepted by the Association), the Association shall forthwith proceed with diligence to implement such plan to the best of its ability.

            (B) Disapproval. If the Secretary of the Treasury does not approve a capital restoration plan as provided in subparagraph (A), then not later than the earlier of the date the Secretary of the Treasury disapproves of such plan by written notice to the Association or the expiration of the 30- day consideration period referred to in subparagraph (A) (as such period may have been extended by mutual agreement), the Secretary of the Treasury shall submit the Association's capital restoration plan, in the form most recently proposed to the Secretary of the Treasury by the Association, together with a report on the Secretary of the Treasury's reasons for disapproval of such plan and an alternative capital restoration plan, to the Chairman and ranking minority member of the Senate Committee on Labor and Human Resources and to the Chairman and ranking minority member of the House Committee on Education and Labor. A copy of such submission simultaneously shall be sent to the Association and the Secretary of Education by the Secretary of the Treasury.

            (C) Association Implementation and Response. Upon receipt of the submission by the Association, the Association shall forthwith proceed with diligence to implement the most recently proposed capital restoration plan of the Association. The Association, within 30 days after receipt from the Secretary of the Treasury of such submission, shall submit to such Chairmen and ranking minority members a written response to such submission, setting out fully the nature and extent of the Association's agreement or disagreement with the Secretary of the Treasury with respect to the capital restoration plan submitted to the Secretary of the Treasury and any findings of the Secretary of the Treasury.

      (6) Substantial Capital Ratio Reduction.

            (A) Additional Plan Required. If the capital ratio is less than
        1.75 percent and is greater than or equal to 1 percent at the end of the Association's most recent calendar quarter, the Association shall submit to the Secretary of the Treasury within 60 days after such occurrence a capital restoration plan (or an appropriate modification of any plan previously submitted or approved under paragraph (4)) to increase promptly its capital ratio to equal or exceed 1.75 percent. The Secretary of the Treasury and the Association shall consult with respect to any plan or modified plan submitted pursuant to this paragraph. The Secretary of the Treasury shall approve such plan or modified plan (or a modification thereof accepted by the Association) or disapprove such plan or modified plan within 30 days after such plan or modified plan is first submitted to the Secretary of the Treasury by the Association, unless the Association and Secretary of the Treasury mutually agree to a longer consideration period. If the Secretary of the Treasury approves a plan or modified plan (including a modification of a plan accepted by the Association), the Association shall forthwith proceed with diligence to implement such plan or modified plan to the best of the Association's ability.

            (B) Disapproval. If the Secretary of the Treasury disapproves a capital restoration plan or modified plan submitted pursuant to subparagraph (A), then, not later than the earlier of the date the Secretary of the Treasury disapproves of such plan or modified plan (by written notice to the Association) or the expiration of the 30-day consideration period described in subparagraph (A) (as such period may have been extended by mutual agreement), the Secretary of the Treasury shall prepare and submit an alternative capital restoration plan, together with a report on his reasons for disapproval of the Association's plan or modified plan, to the Chairman and ranking minority member of the Committee on Labor and Human Resources of the Senate and to the Chairman and ranking minority member of the Committee on Education and Labor of the House of Representatives. A copy of such submission simultaneously shall be sent to the Association and the Secretary of Education by the Secretary of the Treasury. The Association, within 5 days after receipt from the Secretary of the Treasury of such submission, shall submit to the Chairmen and ranking minority members of such Committees, and the Secretary of the Treasury, a written response to such submission, setting out fully the nature and extent of the Association's agreement or disagreement with the Secretary of the Treasury with respect to the disapproved plan and the alternative plan of the Secretary of the Treasury and any findings of the Secretary of the Treasury.

            (C) Review by Congress; Association Implementation. Congress shall have 60 legislative days after the date on which Congress receives the alternative plan under subparagraph (B) from the Secretary of the

        Treasury to review such plan. If Congress does not take statutory action with respect to any such plan within such 60-day period, the Association shall immediately proceed with diligence to implement the alternative capital restoration plan of the Secretary of the Treasury under subparagraph (B). If Congress is out of session when any such alternative plan is received, such 60-day period shall begin on the first day of the next session of Congress.

      (7) Actions by Secretary of the Treasury. If the capital ratio of the Association does not equal or exceed 1.75 percent at the end of the Association's most recent calendar quarter, the Secretary of the Treasury may, until the capital ratio equals or exceeds 1.75 percent, take any one or more of the following actions:

            (A) Limit Increase In Liabilities. Limit any increase in, or order the reduction of, any liabilities of the Association, except as necessary to fund student loan purchases and warehousing advances.

            (B) Restrict Growth. Restrict or eliminate growth of the Association's assets, other than student loans purchases and warehousing advances.

            (C) Restrict Distributions. Restrict the Association from making any capital distribution.

            (D) Require Issuance of New Capital. Require the Association to issue new capital in any form and in any amount sufficient to restore at least a 1.75 percent capital ratio.

            (E) Limit Executive Compensation. Prohibit the Association from increasing for any executive officer any compensation including bonuses at a rate exceeding that officer's average rate of compensation during the previous 12 calendar months and prohibiting the Board from adopting any new employment severance contracts.

      (8) Critical Capital Standard.

            (A) If the capital ratio is less than 1 percent at the end of the Association's most recent calendar quarter and the Association has already submitted a capital restoration plan to the Secretary of the Treasury pursuant to paragraph (4) or (6)(A), the Association shall forthwith proceed with diligence to implement the most recently proposed plan with such modifications as the Secretary of the Treasury determines are necessary to cause the capital ratio to equal or exceed 2 percent within 60 months.

            (B) If the capital ratio is less than 1 percent at the end of the Association's most recent calendar quarter and the Association has not submitted a capital restoration plan to the Secretary of the Treasury pursuant to paragraph (4) or (6)(A), the Association shall

                     (i) within 14 days of such occurrence submit a capital
                 restoration plan to the Secretary of the Treasury which the Association believes is adequate to cause the capital ratio to equal or exceed 2 percent within 60 months; and

                     (ii) forthwith proceed with diligence to implement such
                 plan with such modifications as the Secretary of the Treasury determines are necessary to cause the capital ratio to equal or exceed 2 percent within 60 months.

            (C) Immediately upon a determination under subparagraph (A) or (B) to implement a capital restoration plan, the Secretary of the Treasury shall submit the capital restoration plan to be implemented to the Chairman and ranking minority member of the Committee on Labor and Human Resources of the Senate, the Chairman and ranking minority member of the Committee on Education and Labor of the House of Representatives, and the Secretary of Education.

      (9) Additional Reports To Committees. The Association shall submit a copy of its capital restoration plan, modifications proposed to the Secretary of the Treasury, and proposed modifications received from the Secretary of the Treasury to the Congressional Budget Office and General Accounting Office upon their submission to the Secretary of the Treasury or receipt from the Secretary of the Treasury. Notwithstanding any other provision of law, the Congressional Budget Office and General Accounting Office shall maintain the confidentiality of information received pursuant to the previous sentence. In the event that the Secretary of the Treasury does not approve a capital restoration plan as provided in paragraph (5)(A) or
    (6)(A), or in the event that a capital restoration plan is modified by the Secretary of the Treasury pursuant to paragraph (6)(B) or (8), the Congressional Budget Office and General Accounting Office shall each submit a report within 30 days of the Secretary of the Treasury's submission to the Chairmen and ranking minority members as required in paragraphs (5)(B),
    (6)(B), and(8)(C) to such Chairmen and ranking members

            (A) analyzing the financial condition of the Association;

            (B) analyzing the capital restoration plan and reasons for disapproval of the plan contained in the Secretary of the Treasury's submission made pursuant to paragraph (5)(B), or the capital restoration plan proposed by the Association and the modifications made by the Secretary of the Treasury pursuant to paragraph (6)(B) or (8);

            (C) analyzing the impact of the capital restoration plan and reasons for disapproval of the plan contained in the Secretary of the Treasury's submission made pursuant to paragraph (5)(B), or the impact of the capital restoration plan proposed by the Association and the modifications made by the Secretary of the Treasury pursuant to paragraph (6)(B) or (8), and analyzing the impact of the recommendations made pursuant to subparagraph (D) of this paragraph, on

                     (i) the ability of the Association to fulfill its purpose
                 and authorized activities as provided in this section, and

                     (ii) the operation of the student loan programs; and

            (D) recommending steps which the Association should take to increase its capital ratio without impairing its ability to perform its purpose and authorized activities as provided in this section.

      (10) Review by Secretary of Education. The Secretary of Education shall review the Secretary of the Treasury's submission required pursuant to paragraph (5)(B), (6)(B), or (8) and shall submit a report within 30 days to the Chairman and ranking minority member of the Senate Committee on Labor and Human Resources and to the Chairman and ranking minority member of the House Committee on Education and Labor

            (A) describing any administrative or legislative provisions governing the student loan programs which contributed to the decline in the Association's capital ratio; and

            (B) recommending administrative and legislative changes in the student loan programs to maintain the orderly operation of such programs and to enable the Association to fulfill its purpose and authorized activities consistent with the capital ratio specified in paragraph (4).

      (11) Safe Harbor. The Association shall be deemed in compliance with the capital ratios described in paragraphs (4) and (6)(A) if the Association is rated in 1 of the 2 highest full rating categories (such categories to be determined without regard to designations within categories) by 2 nationally recognized statistical rating organizations, determined without regard to the Association's status as a federally chartered corporation.

      (12) Treatment of Confidential Information. Notwithstanding any other provision of law, the Secretary of the Treasury, the Secretary of Education, the Congressional Budget Office, and the General Accounting Office shall not disclose any information treated as confidential by the Association or the Association's associated persons and obtained pursuant to this subsection. Nothing in this paragraph shall authorize the Secretary of the Treasury, the Secretary of Education, the Congressional Budget Office, and the General Accounting Office to withhold information from Congress, or prevent the Secretary of Education, the Congressional Budget Office, and the

    General Accounting Office from complying with a request for information from any other Federal department or agency requesting the information for purposes within the scope of its jurisdiction, or complying with an order of a court of the United States in an action brought by the United States. For purposes of section 552 of title 5, United States Code, this paragraph shall be considered a statute described in subsection (b)(3) of such section 552.

      (13) Enforcement of Safety and Soundness Requirements. The Secretary of Education or the Secretary of the Treasury, as appropriate, may request that the Attorney General bring an action in the United States District Court for the District of Columbia for the enforcement of any provisions of this section, or may, under the direction or control of the Attorney General, bring such an action. Such court shall have jurisdiction and power to order and require compliance with this section.

      (14) Actions By Secretary.

            (A) In General. For any fiscal quarter ended after January 1, 2000, the Association shall have a capital ratio of at least 2.25 percent. The Secretary of the Treasury may, whenever such capital ratio is not met, take any one or more of the actions described in paragraph (7), except that

                     (i) the capital ratio to be restored pursuant to
                 paragraph (7)(D) shall be 2.25 percent; and

                     (ii) if the relevant capital ratio is in excess of or
                 equal to 2 percent for such quarter, the Secretary of the Treasury shall defer taking any of the actions set forth in paragraph (7) until the next succeeding quarter and may then proceed with any such action only if the capital ratio of the Association remains below 2.25 percent.

            (B) Applicability. The provisions of paragraphs (4), (5), (6), (8),
        (9), (10), and (11) shall be of no further application to the Association for any period after January 1, 2000.

      (15) Definitions. As used in this subsection:

            (A) The term "nationally recognized statistical rating organization" means any entity recognized as such by the Securities and Exchange Commission.

            (B) The term "capital ratio" means the ratio of total stockholders' equity, as shown on the Association's most recent quarterly consolidated balance sheet prepared in the ordinary course of its business, to the sum of

                     (i) the total assets of the Association, as shown on the
                 balance sheet prepared in the ordinary course of its business; and

                     (ii) 50 percent of the credit equivalent amount of the
                 following off-balance sheet items of the Association as of the date of such balance sheet

                             (I) all financial standby letters of credit and
                         other irrevocable guarantees of the repayment of financial obligations of others; and

                             (II) all interest rate contracts and exchange rate
                         contracts, including interest exchange agreements, floor, cap, and collar agreements and similar arrangements.

                 For purposes of this subparagraph, the calculation of the credit equivalent amount of the items set forth in clause (ii) of this subparagraph, the netting of such items and elimination for the purpose of avoidance of double-counting of such items shall be made in accordance with the measures for computing credit conversion factors for off-balance sheet items for capital maintenance purposes established for commercial banks from time to time by the Federal Reserve Board, but without regard to any risk weighing provisions in such measures.

            (C) The term "legislative days" means only days on which either House of Congress is in session.

      (16) Dividends. The Association may pay dividends in the form of cash or noncash distributions so long as the time of the declaration of such dividends, after giving effect to the payment of such dividends as of the date of such declaration by the Board of Directors of the Association, the Association's capital would be in compliance with the capital standards set forth in this section.

      (17) Certification Prior to Payment of Dividend. Prior to the payment of any dividend under paragraph (16), the Association shall certify to the Secretary of the Treasury that the payment of the dividend will be made in compliance with paragraph (16) and shall provide copies of all calculations needed to make such certification. (s)Charter Sunset.

      (1) Application of Provisions. This subsection applies beginning 18 months and one day after the date of enactment of this subsection if no reorganization of the Association occurs in accordance with the provisions of section 440.

      (2) Sunset Plan.

            (A) Plan Submission by the Association. Not later than July 1, 2007, the Association shall submit to the Secretary of the Treasury and to the Chairman and Ranking Member of the Committee on Labor and Human Resources of the Senate and the Chairman and Ranking Member of the Committee on Economic and Educational Opportunities of the House of Representatives, a detailed plan for the orderly winding up, by July 1, 2013, of business activities conducted pursuant to the charter set forth in this section. Such plan shall

                     (i) ensure that the Association will have adequate assets
                 to transfer to a trust, as provided in this subsection, to ensure full payment of remaining obligations of the Association in accordance with the terms of such obligations;

                     (ii) provide that all assets not used to pay liabilities
                 shall be distributed to shareholders as provided in this subsection; and

                     (iii) provide that the operations of the Association shall remain separate and distinct from that of any entity to which the assets of the Association are transferred;

            (B) Amendment of the Plan by the Association. The Association shall from time to time amend such plan to reelect changed circumstances, and submit such amendments to the Secretary of the Treasury and to the Chairman and Ranking Minority Member of the Committee on Labor and Human Resources of the Senate and Chairman and Ranking Minority Member of the Committee on Economic and Educational Opportunities of the House of Representatives. In no case may any amendment extend the date for full implementation of the plan beyond the dissolution date provided in paragraph (3).

            (C) Plan Monitoring. The Secretary of the Treasury shall monitor the Association's compliance with the plan and shall continue to review the plan (including any amendments thereto).

            (D) Amendment of the Plan by the Secretary of the Treasury. The Secretary of the Treasury may require the Association to amend the plan (including any amendments to the plan), if the Secretary of the Treasury deems such amendments are necessary so as to ensure full payment of all obligations of the Association.

            (E) Implementation by the Association. The Association shall promptly implement the plan (including any amendments to the plan, whether such amendments are made by the Association or are required to be made by the Secretary of the Treasury).

      (3) Dissolution of the Association. The Association shall dissolve and the Association's separate existence shall terminate on July 1, 2013, after discharging of all outstanding debt obligations and liquidation pursuant to this subsection. The Association may dissolve pursuant to this subsection prior to such date by notifying the Secretary of Education and the Secretary of the Treasury of the Association's intention to dissolve, unless within 60 days of receipt of such notice the Secretary of Education notifies the Association that the Association continues to be needed to serve as a lender of last resort pursuant to subsection (q) or continues to be needed to purchase loans under an agreement with the Secretary described in paragraph (4)(A). On dissolution date, the Association shall take the following actions:

            (A) Establishment of a Trust. The Association shall, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Secretary of the Treasury, the Association, and the appointed trustee, irrevocably transfer all remaining obligations of the Association to a trust and irrevocably deposit or cause to be deposited into such trust, to be held as trust funds solely for the benefit of holders of the remaining obligations, money or direct noncallable obligations of the United States or any agency thereof for which payment the full faith and credit of the United States is pledged, maturing as to principal and interest in such amounts and at such times as are determined by the Secretary of the Treasury to be sufficient, without consideration of any significant reinvestment of such interest, to pay the principal of, and interest on, the remaining obligations in accordance with their terms.

            (B) Use of Trust Assets. All money, obligations or financial assets deposited into the trust pursuant to this subsection shall be applied by the trustee to the payment of the remaining obligations assumed by the trust. Upon the fulfillment of the trustee's duties under the trust, any remaining assets of the trust shall be transferred to the persons who, at the time of the dissolution, were the shareholders of the Association, or to the legal successors or assigns of such persons.

            (C) Obligations Not Transferred to the Trust. The Association shall make proper provision for all other obligations of the Association, including the repurchase or redemption, or the making of proper provision for the repurchase or redemption, of any preferred stock of the Association outstanding.

            (D) Transfer of Remaining Assets. After compliance with subparagraphs (A) and (C), the Association shall transfer to the shareholders of the Association any remaining assets of the Association.

      (4) Restrictions Relating to Winding Up.

            (A) Restrictions on New Business Activity or Acquisition of Assets by the Association.

                     (i) In General. Beginning on July 1, 2009, the Association
                 shall not engage in any new business activities or acquire any additional program assets (including acquiring assets pursuant to contractual commitments) described in subsection (d) other than in connection with the Association

                             (I) serving as a lender of last resort pursuant to
                         subsection (q); and

                             (II) purchasing loans insured under this part, if
                         the Secretary, with the approval of the Secretary of the Treasury, enters into an agreement with the Association for the continuation or resumption of the Association's secondary market purchase program because the Secretary determines there is inadequate liquidity for loans made under this part.

                     (ii) Agreement. The Secretary is authorized to enter into
                 an agreement described in subclause (II) of clause (i) with the Association covering such secondary market activities. Any agreement entered into under such subclause shall cover a period of 12 months, but may be renewed if the Secretary determines that liquidity remains inadequate. The fee provided under subsection (h)(7) shall not apply to loans acquired under any such agreement with the Secretary.

            (B) Issuance of Debt Obligations During the Winding Up Period; Attributes Of Debt Obligations. The Association shall not issue debt obligations which mature later than July 1, 2013, except in connection with serving as a lender of last resort pursuant to subsection (q) or with purchasing loans under an agreement with the Secretary as described in subparagraph (A). Nothing in this subsection shall modify the attributes accorded the debt obligations of the Association by this section, regardless of whether such debt obligations are transferred to a trust in accordance with paragraph (3).

            (C) Use of Association Name. (i) The Association may not transfer or permit the use of the name "Student Loan Marketing Association", "Sallie Mae", or any other variation thereof, to or by any other entity other than a subsidiary of the Association.

                                                                           11/96